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                                                                EXHIBIT (10)(ab)

                                 LEASE AGREEMENT
                                 ---------------


THIS LEASE AGREEMENT, entered into as of the 31st day of March, 2000, is by and between JOHN FAYAD, as Trustee of the John Fayad Revocable Living Trust u/a/d April 7, 1988 (the "Landlord"), and ALKAR STEEL CORPORATION, (the "Tenant"), a Michigan corporation whose address is 29685 Callahan, Roseville, Michigan 48066.

                                   WITNESSETH:

1.       LEASED PREMISES.

         Landlord, in consideration of the rents to be paid by Tenant and the covenants and agreements hereinafter set forth to be performed by Tenant, does hereby agree to lease unto Tenant all of that certain land located in the City of Roseville, County of Macomb, State of Michigan, and described with particularity in Exhibit "A" attached hereto and made a part hereof, together with all improvements and appurtenances thereto (the "Leased Premises").

2.       TERM OF LEASE.

                  The term of this Lease shall be for three (3) years commencing on the date hereof ("Commencement Date"). If the Commencement Date is not on the first day of a month, the Tenant shall pay rent for the fractional month on a per diem basis (calculated on the basis of a thirty (30) day month) until the first day of the month when the term hereunder commences; and thereafter the minimum rent shall be paid in equal monthly installments on the first day of each and every month in advance.

3.       RENT.

         Tenant covenants to pay the rent herein reserved and all other sums which may become due hereunder, or be payable by the Tenant hereunder, at the times and in the manner provided in this Lease.

         a. BASE RENT. Tenant covenants to pay to Landlord as base rent for the Leased Premises, during each year of the term of the Lease, the annual sum of Three Hundred Thousand and 00/100 ($300,000.00) Dollars, payable in advance, in equal consecutive monthly installments of Twenty-five Thousand and 00/100 ($25,000.00) Dollars each. Each such monthly installment shall be due and payable in advance on the first day of each calendar month during the term hereof, without prior notice and demand therefor.

         b. ADDITIONAL RENT. In addition to said rent and other sums to be paid by Tenant as hereinafter stated, Tenant shall pay or reimburse Landlord for any privilege, sales, license, use, excise or other tax (excluding federal or state income taxes) at any time imposed upon or measured by the rent payments and other charges payable by Tenant hereunder, as levied or assessed by the State of Michigan, the City of Roseville, or by any governmental authority on account of this Lease or the rental and other charges payable hereunder.


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4.       UTILITIES.

         Tenant agrees to pay all charges made against the Leased Premises for gas, heat, water, electricity, sewage disposition, telephone, power, air conditioning and ventilating, janitorial, landscaping and all other services or utilities supplied to the Leased Premises during the term of this Lease as the same shall become due and payable.

5.       REPAIRS, MAINTENANCE AND ACCEPTANCE OF LEASE PREMISES.

         a. ACCEPTANCE OF LEASED PREMISES. Landlord hereby delivers to Tenant, and Tenant hereby accepts from Landlord, possession of the Leased Premises. Tenant represents and warrants that it has fully examined the Leased Premises, accepts the Leased Premises in an "as is" condition without any representation or warranty, express or implied, in fact or by law, (except for those specifically stated in this document or the Stock Purchase Agreement between Landlord and Tenant dated March 20, 2000 which relate to the Leased Premises) by Landlord (including without limiting the generality of the forgoing, that the Leased Premises is or has ever been suitable for any particular purpose, use or operation) and without recourse to Landlord as to the physical condition. Tenant affirmatively acknowledges that no representations or warranties have been made by Landlord or Landlord's agents and that Tenant is relying solely upon its own independent investigation of the Leased Premises with respect to execution and acceptance of this Lease.

         b. TENANT'S OBLIGATIONS. Subject to the provisions of Paragraph 10 hereof, Tenant, at Tenant's sole expense, shall keep and maintain in good order, condition and repair the Leased Premises and every part thereof, including without limitation the foundation, exterior walls and the exterior roof of the Leased Premises, all plumbing, heating, air conditioning, ventilating, electrical and lighting facilities and equipment within the Leased Premises and all sidewalks, landscaping, driveways, parking lots, fences and signs located in the areas which are adjacent to and included with the Leased Premises. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Leased Premises in good order and condition and repair.

         c. SURRENDER OF LEASED PREMISES. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Leased Premises in the same condition as received, ordinary wear and tear and damage by fire, earthquake, act of God or the elements alone excepted. Tenant, at its sole cost and expense, agrees to repair any damage to the Leased Premises caused by or in connection with the removal of any articles of personal property, business or trade fixtures, machinery, equipment, cabinetwork, furniture, movable partition, or permanent improvements or addition, including without limitation thereto, repairing the floor and patching and painting the walls where required by Landlord to Landlord's reasonable satisfaction. Tenant shall indemnify the Landlord against any loss or liability resulting from delay by Tenant in so surrendering the Leased Premises, including without limitation, any claims made by any succeeding tenant founded on such delay.

         d. LANDLORD'S REMEDIES. In the event Tenant fails to perform Tenant's obligations under this Paragraph 5, Landlord shall give Tenant notice to do such acts as are reasonably required to so maintain the Leased Premises. If Tenant fails to do the work and diligently



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prosecute it to completion, then Landlord shall have the right (but not the obligation) to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at ten (10%) percent per annum from the date of such work. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Leased Premises by Tenant as a result of performing any such work.

6.       ALTERATIONS AND REMOVAL.

         a. ALTERATIONS. Tenant shall not, without Landlord's (and/or Landlord's lender's consent, if required under any mortgages or other loan documents) prior written consent, (which shall not be unreasonably withheld), make any alterations, additions, improvements or utility installments in, on or about the Leased Premises. Prior to Landlord granting its consent, Tenant shall provide Landlord with detailed plans and specifications of any proposed alterations, additions, improvements (including but not limited to installation or modification of signage, landscaping, and interior configuration). Landlord shall have a reasonable period, in no event to be shorter than fifteen (15) days to review such plans and specifications. As a condition to giving such consent, Landlord may require that Tenant agree to remove any such alterations, additions, improvements or utility installations at the expiration of the term and to restore the Leased Premises to their prior condition.

         b. REMOVAL. Unless Landlord requires their removal, as set forth in Paragraph 6(a), all alterations, additions, improvements and utility installations which may be made on the Leased Premises, shall at the expiration or earlier termination of the Lease become the property of Landlord and remain upon and be surrendered with the Leased Premises.


7.       TAXES AND ASSESSMENT.

         a. REAL PROPERTY TAXES. Tenant shall pay all real property taxes and assessments levied against the Leased Premises during the term of this Lease. All such payments shall be made at least twenty (20) days prior to the delinquency date of such payment. Tenant shall promptly furnish Landlord with satisfactory evidence that such taxes have been paid. If Tenant fails to pay any such taxes, Landlord shall have the right but not the obligation to pay same, in which case Tenant shall repay such amount to Landlord with Tenant's next rent installment together with interest at the rate of ten (10%) percent per annum. In the event Landlord is required or elects to pay any sums into an escrow account for the payment of taxes, Tenant shall pay monthly, as additional rent hereunder, 1/12 of the estimated yearly costs of taxes and special assessments. The amount of the estimated payment shall be reasonably determined by Landlord and may be adjusted from time to time so that the amount received shall approximate either the total sum required annually for taxes and special assessments or the amount required to be placed in escrow by Landlord, whichever is greater. Any deficiencies or overages shall be adjusted between the Landlord and Tenant on an annual basis.

         b. PRORATION. In the event any such real property taxes paid by Tenant cover any period of time prior to commencement or after the expiration of the term of this Lease, Tenant's share of such taxes shall be equitably prorated to cover only the period of time within the fiscal tax



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year during which this Lease is in effect, and Landlord shall reimburse Tenant to the extent required.

         c. DEFINITION OF REAL PROPERTY TAX. As used in this Lease, the term "real property tax" shall include any form of assessment, levy, penalty or tax (other than inheritance, estate, net income or franchise taxes), imposed by any authority having the direct or indirect power to tax, including any city, county, state or federal government or any school, agricultural, lighting, drainage or other improvement district thereof, whether such tax is (a) upon, allocable to or measured by the area of the Leased Premises or the rental payable hereunder, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, city or Federal Government with respect to the receipt of such rental; or (b) upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Leased Premises or any portion thereof; or (c) upon or measured by the value of Tenant's personal property, equipment or fixtures located in the Leased Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Leased Premises; or (e) whether or not now customary or within the contemplation of the parties.

         d. PERSONAL PROPERTY TAXES. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Leased Premises or elsewhere. When possible, Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of the Landlord.

8.       USE AND OCCUPANCY.

         It is understood and agreed between the parties that the Leased Premises during the continuance of this Lease shall be used and occupied for office, warehouse, distribution and manufacturing in connection with Tenant's business. Tenant agrees, at its own expense, to obtain all approvals, certificates, or permits of every kind and nature, including a certificate of occupancy, that may be required in order for Tenant to occupy and use the Leased Premises. Tenant agrees that it will comply with and not use or permit any person to use the Leased Premises or any part thereof for any use or purpose in violation of the laws of the United States, the State of Michigan, the ordinances or other regulations of the municipality in which the Leased Premises is located, or of any other lawful authorities, or the building and use restrictions in effect covering the Leased Premises. During the term of this Lease, Tenant will keep the Leased Premises and every part thereof in a clean and wholesome condition and generally will comply with all lawful health and police regulations.

         Neither Tenant nor its agents, assigns, subtenants, employees or contractors shall cause or permit the use, storage, generation or disposal of (or engage in the business of storing or disposing of) or release or cause the release of any hazardous wastes, petroleum products, contaminants, oils, radioactive or other materials in, under or on the Leased Premises, the removal of which is required or the maintenance of which is regulated, prohibited or penalized by any present and future ordinances, requirements, orders, directives, rules and regulations of the federal, state, county and city governments and of any other governmental authorities having appropriate jurisdiction ("Toxic Materials"), and the Leased Premises shall at all times be kept free from any



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such Toxic Materials. Tenant further agrees to indemnify and hold Landlord harmless from and against any and all claims, actions, damages, losses, liabilities and expenses, including, but not limited to attorney's or engineering fees, incurred by Landlord either as a result of Tenant's breach of the covenants contained in this Paragraph 8 or in enforcing the foregoing right to indemnification.

9.       INDEMNITY AND LIABILITY INSURANCE.

         a. INDEMNITY. Tenant shall indemnify and hold Landlord harmless from and against any and all claims of liability for any injury or damage to any person or property arising from Tenant's use of the Leased Premises, or from the conduct of Tenant's business, or from any activity, work or thing done, permitted or suffered by Tenant in or about the Leased Premises or elsewhere. Tenant shall further indemnify and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under this Lease, or arising from any negligence of Tenant or Tenant's agents, contractors or employees and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. In the event any action or proceeding is brought against Landlord by reason of any such claim, upon notice from Landlord, Tenant shall defend same at Tenant's expense by counsel satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Leased Premises arising from any cause and Tenant hereby waives all claims in respect thereof against Landlord.

         Additionally Tenant hereby indemnifies and agrees to hold harmless Landlord from any cost, loss, cause of action, expense, claim or proceeding whatsoever, including reasonable attorneys' fees of Landlord's choice, resulting from or in any way related to the use, storage, generation, treatment or disposition on the Leased Premises of any hazardous or environmentally regulated substance, arising from any cause whatsoever, and all of which, (excluding those substances absolutely necessary for Tenant's operation of its business) Tenant covenants and agrees not to permit on the Leased Premises. For purposes of this Lease, the term "hazardous or environmentally regulated substance" means any substance the manufacture, use, treatment, storage, transportation, or disposal of which is regulated by any law having as its object the protection of public health, natural resources or the environment, including, by way of illustration only and not as a limitation, the Resource Conservation and Recovery Act; the Comprehensive Environmental Response, Compensation, and Liability Act; the Toxic Substances Control Act; the Federal Water Pollution Control Act; the Clean Air Act; and the Michigan Water Resources Commission Act. Tenant shall immediately supply to Landlord a copy of the reports of any environmental audit or investigation undertaken with respect to the Leased Premises, as well as any notices, demands, inquiries or claims received from any person, entity or governmental agency as a result of contamination or pollution alleged to be on or emanating from the Leased Premises, and any reports or applications for licenses, permits or approvals submitted by or on behalf of Tenant to any environmental regulatory agency affecting the Leased Premises or adjacent property.

         b. EXEMPTION FROM LIABILITY. Landlord shall not be liable for injury to Tenant's business or loss of income therefrom or for damage which may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees, customers, agents or contractors or any other person in or about the Leased Premises, caused by or resulting from fire,


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steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Leased Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, whether the said damage or injury results from conditions existing or arising upon the Leased Premises or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant.

         c. LIABILITY INSURANCE. Tenant shall, at Tenant's expense, procure and maintain at all times during the term of this Lease a policy of comprehensive public liability insurance insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy, or maintenance of the Leased Premises and appurtenant areas. Such insurance shall at all times be in an amount of not less than Two Million ($2,000,000.00) Dollars for injury to or death of any one person and One Million ($1,000,000.00) Dollars for damages resulting from one casualty, and One Hundred Thousand ($100,000.00) Dollars property damage insurance resulting from any one occurrence. Tenant shall deliver said policies or certificates of insurance to the Landlord and upon Tenant's failure so to do the Landlord may at his option obtain such insurance and the cost thereof shall be paid as additional rent due and payable upon the next ensuing rent day. The limits of such insurance shall not limit the liability of Tenant.

         d. PROPERTY INSURANCE. Tenant shall, at Tenant's expense, procure and maintain at all times during the term of this Lease a policy or policies of insurance covering loss or damage to the Leased Premises in such an amount as Landlord shall reasonably request (exclusive of Tenant's trade fixtures and equipment) providing protection against all perils included within the classification of fire, boilers, extended coverage, vandalism, malicious mischief, sprinkler leakage and special extended peril (all-risk). Such insurance shall include "loss of rent" insurance throughout the term in an amount adequate to cover the obligations of Tenant under this Lease. In the event Landlord is required or elects to pay any sums into an escrow account for the payment of insurance, Tenant shall pay monthly, as additional rent hereunder, 1/12 of the estimated yearly costs of such insurance. The amount of the estimated payment shall be reasonably determined by Landlord and may be adjusted from time to time so that the amount received shall approximate either the total sum required annually for insurance or the amount required to be placed in escrow by Landlord, whichever is greater. Any deficiencies or overages shall be adjusted between the Landlord and Tenant on an annual basis.

         e. LANDLORD'S INSURANCE. Landlord may, but is not required, in its sole discretion, to procure excess insurance that it deems appropriate to protect its interests. Upon presentation to Tenant of invoices and proof of payment for any such insurance coverage, Tenant, as Additional Rent, shall immediately reimburse Landlord for the cost of any such insurance procured by Landlord.


         f. INSURANCE CARRIER. All insurance required hereunder shall be with an insurance carrier acceptable to Landlord. Tenant shall deliver to Landlord certificates of insurance evidencing the existence and amount of such insurance with loss payable clauses satisfactory to Landlord, provided that in the event Tenant fails to procure and maintain such insurance, Landlord may (but shall not be required to) procure same at Tenant's expense. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days



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prior written notice to Landlord by the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of coverage which the Landlord may carry. Tenant shall, within thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals or binders or Landlord may order such insurance and charge the cost to Tenant, which amount shall be payable by Tenant upon demand.

         g. WAIVER OF SUBROGATION. Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, employees, agents and representatives of the other, on account of loss or damage occasioned to such waiving party of its property or the property of others under its control caused by fire, boiler, or any of the extended coverage risks described above to the extent that such loss or damage is insured under any insurance policy in force at the time of such loss or damage. The Tenant shall, upon obtaining the policies of insurance required under this Lease, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.


10.      DAMAGE OR DESTRUCTION.

         a. PARTIAL DAMAGE - INSURED. In the event the Leased Premises are partially damaged (as distinguished from substantially damaged as defined herein) by any casualty which is covered under an insurance policy required to be maintained pursuant to Paragraph 9 hereof, then, provided that Tenant has procured and maintained insurance as required under Paragraph 9 hereof, Landlord shall repair such damage as soon as reasonably possible and to the extent covered by such insurance and this Lease shall continue in full force and effect.

         b. PARTIAL DAMAGE - UNINSURED. In the event the Leased Premises are damaged, except by a negligent or willful act or omission of Tenant, by any casualty not covered under an insurance policy required to be maintained pursuant to Paragraph 9 hereof, then Landlord may, at Landlord's option, either
(a) repair such damages as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force, or (b) give written notice to Tenant within thirty (30) days after the date of occurrence of such damage of Landlord's intention to cancel and terminate this Lease as of the date of the occurrence of the damage. In the event Landlord elects to terminate this Lease pursuant to this Paragraph 10(b), Tenant shall have the right within ten (10) days after receipt of the required notice to notify Landlord in writing of Tenant's intention to repair such damage at Tenant's expense, without reimbursement from Landlord, in which event this Lease shall continue in full force and effect, and Tenant shall proceed to make such repairs as soon as reasonably possible. If Tenant does not give such notice within the ten (10) day period, this Lease shall be canceled and terminated as of the date of the occurrence of such damage.

         c. SUBSTANTIAL DAMAGE. If the Leased Premises are substantially destroyed during the term of this Lease from any cause whether or not covered by the insurance required under Paragraph 9 hereof (including any destruction required by any authorized public authority), the Landlord may, at Landlord's option, either (a) repair such damage or destruction within 180 days and this Lease shall continue in full force and effect or (b) give written notice to Tenant within thirty (30) days after the date of such occurrence of such damage or destruction of Landlord's intention to cancel and terminate this Lease as of the date of the occurrence of the damage. The



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term "substantially damaged" as used herein, shall mean the damage or destruction of such a character that, in the ordinary course, cannot be reasonably expected to be repaired within thirty (30) days from the time such work would commence.

         d. DAMAGE NEAR END OF TERM. If the Leased Premises are partially destroyed or damaged during the last six (6) months of the term of this Lease or the Lease as extended, either party may at either party's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Landlord/Tenant of Landlord's/Tenant's election to do so within thirty (30) days after the date of occurrence of such damage.

         e. LANDLORD'S OBLIGATION. The Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any restoration or replacement of any panelings, decorations, office fixtures, partitions, railings, ceilings, floor covering, equipment, machinery or fixtures or any other improvements or property installed in the premises by Tenant or at the direct or indirect expense of Tenant. Tenant shall be required to restore or replace same in the event of damage.

         f. ABATEMENT OF RENT. If the Leased Premises are destroyed or damaged and Landlord or Tenant repairs them pursuant to this Lease, the rent payable hereunder for the period during which such damage and repair continues shall be abated in proportion to the extent to which Tenant's use of the Leased Premises is impaired. Except for abatement of rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration.

11.      CONDEMNATION.

         a. TERMINATION. If the Leased Premises or any portion thereof are taken under the power of eminent domain, or sold by Landlord under the threat of the exercise of said power (all of which is herein referred to as "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever occurs first. If more than fifty (50%) percent of the floor area of any building on the Leased Premises, or more than sixty five (65%) percent of the land area of the Leased Premises not covered with buildings, is taken by condemnation, either Landlord or Tenant may terminate this Lease, as of the date the condemning authority takes possession, by notice in writing of such election within twenty (20) days after Landlord shall have notified Tenant of the taking, or in the absence of such notice then within twenty (20) days after the condemning authority shall have taken possession.

         b. RESTORATION. If this Lease is not terminated by either Landlord or Tenant then it shall remain in full force and effect as to the portion of the Leased Premises remaining, provided the rent shall be reduced in the proportion that the floor area of the buildings taken within the Leased Premises bears to the total floor area of the building. In the event this Lease is not so terminated then Landlord agrees, at Landlord's sole cost, to restore the Leased Premises to a complete unit of like quality and character as existed prior to the condemnation as soon as reasonably possible. All awards for the taking of any part of the Leased Premises or any payment made under the threat of the exercise of power of eminent domain shall be the property of Landlord, whether made as compensation for diminution of value of a leasehold or for the taking of the fee or as severance damages; provided, however, that Tenant shall be entitled to any award for loss of or damage to Tenant's trade fixtures and removable personal property. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall, to the extent of severance damages received by Landlord in connection with such condemnation, repair any damage to the Leased Premises caused by such condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority. Tenant shall pay any amount in excess of such severance damages required to complete such repair.

12.      ASSIGNMENT AND SUBLETTING.

         a. LANDLORD'S CONSENT. Tenant shall not assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, and shall not sublet the Leased Premises or any part thereof, without the prior written consent of Landlord (which consent will not be unreasonably withheld) and any attempt to do so without such consent being first had and obtained shall be wholly void and shall constitute a breach of this Lease. Notwithstanding the foregoing, Tenant may assign this lease as security to BNY Financial Corporation or another Lender without the consent of Landlord, provided such lender executes a standard attornment agreement prepared by Landlord.

         b. NO RELEASE OF TENANT. No consent by Landlord to any assignment or subletting by Tenant shall relieve Tenant of any obligation to be performed by the Tenant under this Lease, whether occurring before or after such consent, assignment or subletting. The consent by Landlord to any assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord's express written consent to any other assignment or subletting. The acceptance of rent by Landlord from any other person shall be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment, subletting or other transfer. Consent to one assignment, subletting or other transfer shall not be deemed to constitute consent to any subsequent assignment, subletting or other transfer.

13.      SUBORDINATION.

         a. SUBORDINATION. This Lease at Landlord's option shall be subject and subordinate to the lien of any mortgages in any amount or amounts whatsoever now or hereafter placed on or against the Leased Premises, or on or against Landlord's interest or estate therein, without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. If any mortgagees shall elect to have this Lease prior to the lien of its mortgage and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, whether this Lease is dated prior or subsequent to the date of said mortgage.

         b. SUBORDINATION AGREEMENT. Tenant covenants and agrees to execute and deliver upon demand, without charge therefore, such further instruments evidencing such subordination of this Lease to such mortgagees as may be required by Landlord. Tenant hereby appoints Landlord as Tenant's attorney-in-fact, irrevocably, to execute and deliver any such agreements, instruments, releases or other documents. Any such subordination agreement will include a non-disturbance clause for Tenant.

         c. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant paying rent and other monetary sums due under the Lease and performing its covenants and



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conditions, Tenant shall and may peaceably and quietly have, hold and enjoy the
Leased Premises for the term, subject, however, to the terms of the Lease and of any of the aforesaid mortgages or deeds of trust described above.

         d. ATTORNMENT. In the event of foreclosure or the exercise of the power of sale under any mortgage made by the Landlord covering the Leased Premises, the Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease; provided said purchaser expressly agrees in writing to be bound by the terms of the Lease.

14.      DEFAULT; REMEDIES.


         a. DEFAULT. The occurrence of any of the following shall constitute a default and breach of this Lease by Tenant:

                  1. Any failure by Tenant to pay the rent or any other monetary sums required to be paid hereunder after five (5) days have lapsed from the date due;

                  2. The abandonment or vacation of the Leased Premises by Tenant;

                  3. A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion;

                  4. The making by Tenant of any general assignment or general arrangement for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy; the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Leased Premises or of Tenant's interest in this Lease; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Leased Premises or of Tenant's interest in this Lease;

                  5. The occurrence of two (2) or more defaults hereunder (regardless of whether cured) within any twelve (12) month period shall be deemed an uncurable material default hereunder, and at Landlord's option, entitle Landlord to any or all remedies allowed by law or equity and/or as further stated herein.

         b. REMEDIES. In the event of any default or breach by Tenant, Landlord may at any time thereafter, with or without notice and demand and without limiting Landlord in the exercise of any right or remedy at law or in equity which Landlord may have by reason of such default or breach:

                  1. Maintain this Lease in full force and effect and recover the rent and other monetary charges as they become due, without terminating Tenant's right to possession; irrespective of whether Tenant shall have abandoned the Leased Premises. In the event Landlord elects to not terminate the Lease, Landlord shall have the right to attempt to re-let the Leased Premises at such rent and upon such conditions and for such a term, and to do all acts necessary to maintain or preserve the Leased Premises as Landlord deems reasonable and necessary without being deemed to have elected to terminate the Lease including removal of all persons and property from the Leased Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. In the event any such re-letting occurs, this Lease shall terminate automatically upon the new Tenant taking possession of the Leased Premises. Notwithstanding that Landlord fails to elect to terminate the Lease initially, Landlord at any time during the term of this Lease may elect to terminate this Lease by virtue of such previous default of Tenant.

                  2. Terminate Tenant's right to possession by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Leased Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including without limitation thereto, the following: (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus
         (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that is proved could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that is proved could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; plus (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable state law. Upon any such re-entry Landlord shall have the right to make any reasonable repairs, alterations or modifications to the Leased Premises, which Landlord, in its sole discretion, deems reasonable and necessary. As used in subparagraph (i) above, the "worth at the time of award" is computed by allowing interest at the rate of ten (10%) percent per annum from the date of default. As used in subparagraphs (ii) and (iii) the "worth at the time of award" is computed by discounting such amount at the discount rate of the U.S. Federal Reserve Bank at the time of award plus one (1%) percent. The term "rent," as used in this Paragraph 14, shall be deemed to be and to mean the rent to be paid pursuant to Paragraph 3 and all other monetary sums required to be paid by Tenant pursuant to the terms of this Lease.

         c. LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Leased Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten
(10) days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to ten (10%) percent of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

         d. DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage the Leased Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

15.      BROKER'S FEES.

         Landlord and Tenant acknowledge that there are no broker fees due or payable as a result of the execution of this Lease.

16.      MISCELLANEOUS.

         a.       ESTOPPEL CERTIFICATE.

                  1. Tenant shall at any time upon not less than ten (10) days prior to written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults if any are claimed. Any such statement may be conclusively relied upon by a prospective purchaser or encumbrance of the Leased Premises.

                  2. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's rent has been paid in advance.

                  3. If Landlord desires to finance or refinance the Leased Premises, or any part thereof, Tenant hereby agrees to deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes set forth herein.

         b. TRANSFER OF LANDLORD'S INTEREST. In the event of a sale or conveyance by Landlord of Landlord's interest in the Leased Premises other than a transfer for security purposes only, Landlord shall be relieved from and after the date specified in such notice of transfer of all obligations and liabilities accruing thereafter on the part of the Landlord, provided that any funds in the hands of Landlord at the time of transfer in which Tenant has an interest, shall be delivered to the successor of Landlord. This Lease and all rights and obligations hereunder shall not be affected by any such sale with the transferee of Landlord's interest succeeding to all such rights and obligations of the Landlord hereunder and Tenant agrees to attorn to the purchaser or assignee provided all Landlord's obligations hereunder are assumed in writing by the transferee.


         c.       CAPTIONS; ATTACHMENTS; DEFINED TERMS.

                  1. The captions of the paragraphs of this Lease are for convenience only and shall not be deemed to be relevant in resolving any question of interpretation or construction of any section of this Lease.

                  2. Exhibits attached hereto, and any addenda or schedules initialed by the parties, are deemed by attachment to constitute part of this Lease and are incorporated herein.

                  3. The words "Landlord" and "Tenant," as used herein, shall include the plural as well as the singular. Words used in neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter. The term "Landlord" shall mean only the owner or owners at the time in question of the fee title or a tenant's interest in a ground lease of the Leased Premises. The obligations contained in this Lease to be performed by Landlord shall be binding on Landlord's successors and assigns only during their respective periods of ownership.


         d. ENTIRE AGREEMENT. This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Leased Premises and this Agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Leased Premises are merged in or revoked by this Agreement.

         e. SEVERABILITY. If any term or provision of this Lease shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforceable to the fullest extent permitted by law.

         f.       COSTS OF SUIT.

                  1. As a separate obligation and as additional rent due which is due immediately hereunder, if Landlord shall take any action or bring any action for any relief against the Tenant, declaratory or otherwise, arising out of this Lease, or for the collection of any sums due hereunder or after obtaining a Judgment against Tenant, including but not limited to the preparation and filing of seven (7) day notices for non-payment of rent, thirty (30) day notices to terminate tenancy, eviction proceedings, collection proceedings, and appeal proceedings) the Tenant shall pay the Landlord's actual reasonable attorneys' fees, costs and expenses which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

                  2. Should Landlord be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Leased Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to save and hold Landlord harmless from any judgment rendered against Landlord or the Leased Premises or any part thereof, and all costs and expenses, including attorneys' fees, incurred by Landlord or in connection with such litigation.

         g. TIME; JOINT AND SEVERAL LIABILITY. Time is of the essence of this Lease and each and every provision hereof, except as to the conditions relating to the delivery of possession of the Leased Premises to Tenant. All rights and remedies available to the parties shall be cumulative and non-exclusive of any other remedy at law or in equity.

         h. BINDING EFFECT; CHOICE OF LAW. The parties hereto agree that all the provisions hereof are to be construed as both covenants and conditions as though the words importing such covenants and conditions were used in each separate paragraph hereof; subject to any provisions hereof restricting assignment or subletting by Tenant, all of the provisions hereof shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This Lease shall be governed by the laws of the State of Michigan.

         i. WAIVER. No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver or the breach of any covenant, the term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition. Acceptance by Landlord of any performance by Tenant after the time the same shall have become due shall not constitute a waiver by Landlord of the breach or default of any covenant, term or condition unless otherwise expressly agreed to by Landlord in writing.

         j. SURRENDER OF LEASED PREMISES. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of the Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord operate as an assignment to it of any or all such subleases or subtenancies.

         k. HOLD OVER. If Tenant remains in possession of all or any part of the Leases Premises after the expiration of the term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month to month only, subject to all the provisions of this Lease to the extent the same can be applicable to a month-to-month tenancy, except that the Base Rent for each month will be 150% of the regular monthly installments of Base Rent as well as Additional Rent owing by Tenant for the last month of the Lease term.

         l. SIGNS AND AUCTIONS. Tenant shall not place any sign upon the Leased Premises or conduct any auction thereon without Landlord's prior written consent.

         m. REASONABLE CONSENT. Except as limited elsewhere in this Lease, wherever in this Lease Landlord or Tenant is required to give its consent or approval to any action on the part of the other, such consent or approval shall not be unreasonably withheld. In the event of failure to give any such consent, the other party shall be entitled to specific performance at law and shall have such other remedies as are reserved to it under this Lease, but in no event shall Landlord or Tenant be responsible in monetary damages for failure to give consent unless said failure is withheld maliciously or in bad faith.

         n. INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided, any amount due to Landlord not paid when due shall bear interest at fifteen (15%) percent per annum from the due date. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

         o. RECORDING. Tenant shall not record this Lease without Landlord's prior written consent, and such recordation shall, at the option of Landlord constitute a non-curable default of Tenant hereunder. Either party shall, upon request of the other, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes.

         p. NOTICES. All notices or demands of any kind required or desired to be given by Landlord or Tenant hereunder shall be in writing and shall be deemed delivered four (4) business days after depositing the notice or demand in the United States mail, certified or registered, postage prepaid, addressed to the Landlord or Tenant respectively at the addresses set forth herein (or at such other addresses as may be designated by such parties in a notice pursuant to this Paragraph).

         q. LIMITATION OF LANDLORD'S LIABILITY. Tenant hereby agrees that Landlord's liability in connection with any default hereunder shall be limited to the proceeds of sale received upon execution, following judgment, against the Leased Premises and out of the rents or other income from such property receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of the Leased Premises, and Landlord and its agents, employees and any other persons holding interests under or through Landlord shall not be liable for any deficiency.

         r. LANDLORD'S ENTRY. Landlord or its agents shall have the right to enter the Leased Premises at all reasonable times to examine it, to show it to prospective lenders or purchasers, or to make improvements or additions as Landlord may deem necessary or desirable. During the period beginning six (6) months prior to the expiration of the term of this Lease, Landlord may place upon the Leased Premises the usual notice "To Let" and may show such premises to prospective lessees or other persons.

17.      SECURITY.

         a. SECURITY INTEREST. To secure the performance of all covenants, conditions and agreements of this Lease and subject and subordinate only to those security interests which Tenant may grant in connection with the operation of its business at the Leased Premises, Tenant hereby gives to Landlord a lien and security interest, in all property, equipment, fixtures, chattels and inventory (hereinafter called the "Collateral") which may at any time be placed in or upon the Leased Premises and also upon the proceeds thereof. Upon an Event of Default, Landlord may exercise any of its rights and remedies provided by the Uniform Commercial Code, including obtaining immediate possession of the Collateral, which may be sold at public or private sale after at least five (5) days' notice to Tenant. The proceeds of any such sale, after payment of Landlord's expenses, shall be applied to the payment of Tenant's obligations hereunder and satisfaction of such a default. Enforcement of this lien and security interest shall be in addition to and shall not waiver, alter or limit or affect in any manner any other remedies available to Landlord. Tenant agrees that upon Landlord's request it shall execute and deliver all such financing statements as may be necessary or perfect this lien and security interest or alternatively that Landlord may file this Lease as a financing statement in the appropriate recording office.

         18. LEASE RENEWAL OPTION. Provided that Tenant is not in default of any of the terms, covenants and conditions hereof at the time of making such election, Tenant shall have the right or option to elect to extend the original term of this Lease for one (1) additional term of three (3) years. Such extension or renewal of the original terms shall be on the same terms, covenants, or conditions as provided for in the original lease, except that the Base Rent shall be increased to the Fair Market Rental Value of the Leased Premises ("FMV"). FMV shall be determined by a real estate appraiser licensed by the State of Michigan, and mutually agreed upon by the parties. In the event the parties are unable to agree upon an appraiser, each party shall select its own appraiser, and the two appraisers shall agree upon a third to determine FMV. Prior to the expiration of the original term, Tenant shall provide Landlord 180 day written notice of its election to excise this option, or the same shall be deemed waived.


         IN WITNESS WHEREOF, the Landlord and Tenant have executed this Lease as of the date and year first above written.

LANDLORD:                                    TENANT:

                                             ALKAR STEEL CORPORATION


/s/ John M. Fayad                            By: /s/ Raymond P. Torok
-----------------                                --------------------
John Fayad, as Trustee

                                    EXHIBIT A


                      LEGAL DESCRIPTION OF LEASED PREMISES


Land in the City of Roseville, Macomb County, Michigan, described as: A parcel of land of part of the southwest 1/4 of Section 7, Town 1 North, Range 13 East, City of Roseville, Macomb County Michigan being more particularly described as follows: Commencing at the west 1/4 corner of said Section 7 and proceeding thence north 89 degrees 43 minutes 00 seconds east along the east and west 1/4 line a distance of 1383.83 feet to the centerline of Callahan Avenue (66.00 feet wide) and thence south 00 degrees 02 minutes 30 seconds east along said centerline of Callahan Avenue, a distance of 595.80 feet to the point of beginning of property herein described; thence south 00 degrees 02 minutes 30 seconds east a distance of 200.00 feet; thence south 89 degrees 30 minutes 00 seconds west a distance of 555.37 feet; thence north 00 degrees 45 minutes 00 seconds west a distance of 200.00 feet; thence north 89 degrees 30 minutes 00 seconds east a distance of 557.84 feet to the point of beginning. Contains 2.556 acres of land more or less. Subject to the rights of the public over the easterly 33.00 feet (Callahan Avenue): also subject to any and all easements or rights-of-way of record.